Exhibit 99.1

Analyst Day Presentation April 27 th , 2022

Disclaimer

We are a team deeply experienced across the beauty, wellness, and consumer goods industries, building a world - class brand development platform to identify, conceptualize, launch, and profitably scale brands Michel Brousset Founder and CEO 25+ years experience The Waldencast executive team Hind Sebti Founder, COO and CGO 1 20+ years experience Felipe Dutra Founder and Executive Chairman 30+ years experience

Our ambition is to build a global best - in - class beauty and wellness multi - brand platform by creating, acquiring, accelerating, and scaling the next generation of high - growth, purpose - driven brands

Skincare $155bn 29% 7.0% Color cosmetics $66bn 12% 9.5% Haircare $83bn 16% 6.3% Bath and shower $48bn 9% 4.6% Fragrance $54bn 10% 8.3% % of BPC market¹ 2021 - 2023 CAGR¹ Massive addressable market with attractive category dynamics... Global market size¹ Global beauty and personal care market 1 Beauty is a proven and resilient, high - growth and highly profitable market …and proven resiliency through economic cycles Key drivers of industry growth: CONSISTENT MOMENTUM RAPID RECOVERY PROVEN RESILIENCE YOY Growth % x x x x

Disruptor brands are gaining market share and driving sector growth +63 bps 68% +177 bps Highly fragmented market with growth driven by independent brands New consumer trends and technology are driving an explosion of new independent brands Clear opportunity to aggregate emerging brands under a new platform to accelerate growth and scale (21) bps (57) bps (234) bps +71 bps

FORCES DRIVING INDUSTRY CHANGE Indie brands have been fueled by structural changes in consumer preferences and the beauty industry...

INDIE BRAND LIMITATIONS – – – – ...but have been limited in their ability to scale

Waldencast allows indie brands to rapidly and profitably scale Operational scale of a multi - brand platform Balanced portfolio to mitigate category fluctuations Expertise in managing global beauty brands at scale Asset light efficiency Market responsiveness and speed of entrepreneurial indie brands ®

WHAT WE BRING A re - imagined ecosystem underpinned by a powerful platform… BEAUTY RE - IMAGINED platform ecosystem

VALUE PROPOSITION TO BRANDS …with attributes that indie brands need to thrive platform ecosystem

Our starting point in building this vision are OBAGI and Milk 24% 30% The leading physician - dispensed skincare brand Leading clean make - up brand #1 80+ Net sales ($ in millions) Adj. EBITDA margin Net sales ($ in millions) NM 17% Adj. EBITDA margin #2 2.0m

FUTURE Optimized multi - brand portfolio spanning: TODAY This is only the beginning… x x x x x x CATEGORIES Skin Color Hair GEOGRAPHIES Global U.S. APAC CHANNELS Professional Specialty PRICE POINTS Prestige

A platform poised for long - term profitable growth

The leading physician - dispensed skincare brand with attractive growth potential and strong anchor capabilities in skin health, complemented by a robust financial and operational backbone 16

Jaime Castle President & CEO Laurence Dryer, PhD EVP, R&D Lisa Errecart EVP, Global operations Trish Mentas VP, Finance David B EVP, Global ell sales YEARS IN SPECIALTY 22+ 29+ 18+ 14+ 22+ YEARS IN OBAGI 8+ 9+ 18+ 14+ 9+ EXPERIENCE An experienced leadership team of skin health experts 17

Practice/ experience JoAn Monaco, Mark Craig, Nina Desai, Prem Tripathi, Ashish Bhatia MD, MS MD DO MD MD Board - certified plastic and Board - certified plastic Certified with American Fellowship - trained Fellowship - trained Specialty reconstructive surgery with surgeon and a member of the Academy of Aesthetic board - certified facial plastic board - certified dermatologist advanced fellowship training in aesthetic surgery American Board of Plastic Surgery Medicine and reconstructive surgeon and dermatologic surgeon Complemented by clinicians across the aesthetic spectrum and the fast - growing multi - specialty community 18

Our advisors rave about OBAGI’s powerful understanding of their channel needs 19

$84 $26 $24 $9 $5 Asia Pacific Western Europe Latin America Key markets 2021 skincare market size ($bn) CAGR 2021 - 2025 5% 8% 8% 9% North America 2 6% 7% 1 Euromonitor International; Beauty & Personal Care, 2022ed, retail value sales, current prices, 2021 fixed ex rates; 2 Including the United States and Canada; 3 “How to Target Premium Beauty Buyers,” report by Euromonitor; OBAGI is a leader in the fastest growing segment of skincare 20 Global skincare market by 2025 $204bn 1 Global skincare 2021 $155bn 1 Premium skincare 2021 $63bn 1 2021 revenue $179m 4 Eastern Europe Middle East and Africa $6 Category dynamics High - growth segment with strong momentum in post - lockdown era Growth of physician - dispensed skincare bolstered by rise of “skin - tellectual” consumers increasingly focused on product potency and efficacy ~2.0x percentage growth for dermo - cosmetics skincare versus premium from 2019 - 2021 1 47% premium buyers versus 20% non - premium buyers use ~8 - 14 skincare products weekly 3 4 OBAGI 2021 financial results excluding China revenues.

Category leadership anchored in #1 perceived best performing brand among ($ in millions) 30+ years of clinical experience $130 U.S. providers Largest U.S. professional skincare products companies¹ By estimated sales (2019) Independent brands in professional skincare by ranking Best performance brands among U.S. providers’ perception and satisfaction Best performance brands with regard to product portfolio and innovation Best performance brands with regard to marketing #1 #1 #1 #1 #5 21 1 Independent industry sources. #5 #5 #2 #2 #4 #4 #4 #2 #3 #3 #3 #3 #2 #4

OBAGI Nu - Derm ® systems A versatile and diversified portfolio of skincare collections to address a range of skin concerns = Number of studies conducted 10 Hyperpigmentation Brightening / Antioxidant 1 5 Elasticity / fine lines 3 Acne 1 Prejuvenation Pro - C collection ELASTIderm ® collection CLENZIderm ® collection OBAGI 360 collection OBAGI - C ® Rx systems 2 Hyperpigmentation 1 Facial peel 1 Lash improvement 3 Hydration 9 Other Blue Brilliance ® triple acid peel OBAGI Nu - Cil TM eyelash enhancing serum Hydration products Sun protection and other categories 22

Differentiated competitive advantage through a highly credentialed and sticky business model Credentialed recommendation Science - led rigorous testing driving transformative results 1 Full range of skin solutions Highly specialized organization Baseline 24 weeks 23 1 Photos have not been retouched. Results may vary. For Important Safety Information, please see slide 53.

Product performance Backed by world - class R&D program Builds credibility of physician / professional Drive more patients / customers to the practice Increase frequency of visit / repeat rate Meaningful revenue stream OBAGI has embedded brand trust and credibility as it is primarily dispensed through the physician / professional channels 24 All professionals End - to - end partner In practice and online Physicians + skincare professionals Dermatologists Plastic surgeons Multi - specialty Aestheticians Physician assistants

Physician tenure 1,2 Leading position across all key physician satisfaction criteria leading to long - lasting relationship 7% 6% 9% 9% 69% Less than 6 months 6 months - less than 1 year 3 years or longer 1 year - less than 2 years 2 years - less than 3 years 9.0 Order - to - delivery & customer service Overall Price and value - added services Training & education All brands 25 1 Industry source: 2020; 2 Length of relationship refers to the period of time between a customer’s first order date and November 10, 2021, and is limited to customers who have placed an order in the previous 12 months. Product Marketing portfolio & innovation 8.6 8.7 8.6 8.9 8.4 Performance rating by physicians¹ 9.3 8.8 9.0 8.5 9.1 8.7

Leading position across all key physician satisfaction criteria leading to long - lasting relationship (cont’d) Dr. Prem Tripathi, MD 26

OBAGI Nu - Derm ® System – normal to dry Baseline Note: Photos have not been retouched. Results may vary. For Important Safety Information, please see slide 53. 24 weeks 27

ELASTIderm ® Eye Cream Baseline 9 weeks 28 Note: Photos have not been retouched. Results may vary.

CLENZIderm ® System Baseline 9 weeks 29 Note: Photos have not been retouched. Results may vary.

OBAGI Nu - Cil TM Baseline 9 weeks 30 Note: Photos have not been retouched. Results may vary.

We start with physician - led insights driven by our penetration and long - term partnerships with physicians across a broad spectrum of specialties 31 1 As of December 2021. 6,000+ MEDICAL PROVIDERS WITH EXTENSIVE QUARTERLY CONNECTS 1 Significant penetration of medical providers in the US Steering committee of top physicians Bespoke physician needs Patient trends Conduct pre / post marketing trials and surveys Product innovation (e.g., OBAGI Nu - Cil TM ) Co – authored white papers with lead physicians Customized education programs based on practice needs Initial pilot concept with physicians in practice As the market continues to evolve with multi - specialty OBAGI caters to the need of each of the call points OBAGI has brand loyalty among physicians, so this creates advocacy among their peers

Benefit innovation Performance strength Performance speed Indication Sagging, radiance We formulate leading products through three vectors of innovation 32 Characterization innovation Disease state Skin conditions Population Urbanites, country of origin Claims Magnitude, incidence, speed, QoL Instrument Cutometry, optical coherence tomography, hydration mapping, ballistometry Ingredient innovation Mechanism of action Elastin maturation, collagen coiling Technical concept Inflammaging, urbanization Ingredient Product form Powder - to - liquid, anhydrous chassis

Supported by an extensive product testing process Integrity Safety Efficacy Stability (accelerated, long term, Asia, F/T) Microbiological protection (preserving testing, micro testing) Allergy testing Others (comedo, phototox, imitation) Clinicals Bioinstru - mentation Biological assays (gene arrays, in vitro testing, tissue models) Quality of life Biopsies Retail brands Dermatologist recommended retail brands Medical grade brands 33

We have a broad and comprehensive set of 80+ patents creating a strategic moat and high barriers to entry Material OBAGI patent families Expiration Anti - aging treatment using Copper and Zinc compositions June 2026 Chemical compositions and methods of making them Jan 2026 – Feb 2027 Methods for lightening skin using Arbutin compositions Nov 2028 Skin lightening compositions comprising Arbutin Nov 2028 Skin treatment compositions Nov 2028 – Aug 2030 Stable organic peroxide compositions Mar – June 2026 50% of our portfolio is protected by our patents 1 1 Based on net revenue as of 12/31/2021. 34

SKIN TYPE I SKIN TYLE VI SKIN TYPE V SKIN TYPE IV SKIN TYPE III SKIN TYPE II Fitzpatrick skin spectrum We are the first medical skincare brand to design clinical research protocols across all 6 skin types via our SKINCLUSION ® initiative 35

We are the first medical skincare brand to publish clinical research protocols across all 6 skin types via our SKINCLUSION ® initiative 36 Dr. Jeanine Downie MD, board certified cosmetic dermatologist and author of ‘Beautiful Skin of Color’ Source: “Treating Melasma With a 4% Hydroquinone Skin Care System Plus Tretinoin Cream: Results From 3 Studies in A Variety Patient Types”; Authors: Michael Gold, MD; Suzanne Bruce, MD; Pearl Grimes, MD; Barry DiBernardo, MD; JoAnne Watson, DPM; Marta Rendon, MD, FAAD & Chere Lucas - Anthony, MD, FAAD; Number of subjects who completed the study: 61.

1 2 3 4 5 0 4 8 16 20 24 12 Week Moderate Moderate Mild Mild Minimal / trace None Skin condition treated: Melasma 1 37 We test and demonstrate our transformative research - backed results in studies and visuals Case study: Nu - Derm ® Source: “Treating Melasma With a 4% Hydroquinone Skin Care System Plus Tretinoin Cream: Results From 3 Studies in A Variety Patient Types”; Authors: Michael Gold, MD; Suzanne Bruce, MD; Pearl Grimes, MD; Barry DiBernardo, MD; JoAnne Watson, DPM; Marta Rendon, MD, FAAD & Chere Lucas - Anthony, MD, FAAD; Number of subjects who completed the study: 61; 1 A condition in which brown patches appear on the face. **P≤.01, ***P≤.001 versus baseline; 2 Data as of week 24. Note: For Important Safety Information, please see slide 53; The photos have not been retouched, results may vary. Baseline Week 4 93% of patients rated their test treatment as more effective than other medications 2 95% of patients were satisfied with the overall effectiveness of the test treatment 2 4% hydroquinone skin care system + 0.025% tretinoin cream 4% hydroquinone skin care system + 0.05% tretinoin cream 4% hydroquinone skin care system + 0.1% tretinoin cream Median grade for melasma severity

38 And we do it across all skin tones Case study: ELASTIderm ® Facial Serum Source: “Clinical Evaluation of a Facial Serum with a Novel Technology Featuring a Bi - Mineral Complex Powered by MicroFluidics on Aged Skin in Fitzpatrick Skin Types I - V”; Authors: Sylvia Barkovic, B.A.; Laurence Dryer, PhD . Number of subjects: 38. Note: The photos have not been retouched, results may vary. 13.3% increase in resiliency 94.6% subjects showed increase in resiliency 97.2% noticed their skin feels more elastic and resilient 100.0% reported their face looks firmer 91.9% subjects showed increase in laxity Week 12 Baseline Baseline Week 12

20 40 Hydration 23.1 23.1 36.5 32.7 46.2 53.8 Week 8 Week 12 Week 16 Our products outperform competitors across key attributes 39 *P<0.05 vs comparators. 15 min 30 min 1 hr 2 hr 3 hr 8 hr Hydrate Luxe ® vs competitors Instrumental assessment * Score on Grading Scale OBAGI Nu - Derm ® System vs competitors Comparative efficacy at 24 weeks Perioral fine wrinkles * Mottled hyper - pigmentation * Laxity * Periocular wrinkles * Sallowness 70 60 50 40 30 20 10 0 Pro - C 20% serum Leading competitor Pro - C 20% vs competitor Consumer preference 4.5 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 0.0 OBAGI Nu - Cil TM vs physician - dispensed competitor % mean improvement in clinical grading (expert grader assessment) from baseline Physician - dispensed competitor OBAGI Nu - Cil TM 0 60 20 40 0 60 Prescription Skin Therapy System Tretinoin Hydroquinone Over - the - counter (OTC) regimen Hydrate Luxe Premium retail competitor Med space competitor 1 Med space competitor 2

Prem Tripathi, MD 40 Our physician - first philosophy drives long - term productive relationships and loyalty Marketing support Nina Desai, DO Price & value - added services “OBAGI understands the financial issues that physicians face when running a practice. Given the quality of the products they manufacture, their price points are very reasonable. We appreciate their promotional incentives and can easily pass that value to our patients to encourage them to purchase.” Dr Craig Training & education Product innovation Ashish Bhatia, MD Inventory management & customer service Mark Craig, MD

Grow our core 1 Expand physician penetration 2 Expand breadth & depth of portfolio 3 Expand internationally Powered by the Waldencast Platform + Continue the strong growth of our OBAGI Medical ® business and pursue opportunities that further enhance our brand Add more 4 Capture opportunities in the device market 5 Build an accessible consumer proposition 41

What we have The leading penetration of U.S. physicians ~40% U.S. physician penetration 1 + Wider range of education and services through digitalization There is a further sizeable potential growth opportunity in our core U.S. business by increasing our physician base What we plan to do Expand our winning business model further + Deeper penetration of physicians + New opportunities in fast growing multi - specialty channel 42 1 OBAGI management estimates.

What we plan to do Drive awareness and availability + Maximize penetration of practices from 42% coverage to the majority of the OBAGI accounts + Drive awareness of superior performance directly to consumers for a virtuous pull model And a further opportunity to grow our consumer base through increased breadth of portfolio and building our key SKUs and franchises Vitamin C Serum What we have Leading performance Consumer preference study 70 60 50 40 30 20 10 0 Pro - C 20% Leading serum competitor 43

What we have A tech breakthrough with massive appeal Best Derm - Recommended Serum April 2022 44 And a further opportunity to grow our consumer base through increased breadth of portfolio and building our key SKUs and franchises OBAGI Nu - Cil TM What we plan to do A fast track to the next best - selling franchise + + Maximize penetration Drive increased in practice consumer awareness + Expand in new categories of business with OBAGI Nu - Cil TM technology 23.1 23.1 36.5 32.7 46.2 53.8 Week 8 Week 12 Week 16 Competitor OBAGI Nu - Cil TM 40 20 0 60 Franchise Best selling franchise Successful NPD 2021 OBAGI Nu - Cil TM Time in market 5 years + 1 year 5 months % physician doors 42% 19% 31% % mean improvement in clinical grading (expert grader assessment) from baseline

• $3B market 1 • High consumer focus on beauty and aesthetics • High brand awareness amongst physicians • Low level of competition • In the largest dermatologic conference in the US, the second highest international attendees came from Brazil (10.5%) 45 Expand our OBAGI Medical ® business model internationally Source: Company information, American Academy of Dermatology. 1 Euromonitor International; Beauty & Personal Care, 2022ed, retail value sales, current prices, 2021 fixed ex rates. Market size represents 2021E. Accelerate License Maintain White space • $25B market 1 • Skincare focused markets • Established network of physicians

Grow our core 1 Expand physician penetration 2 Expand breadth & depth of portfolio 3 Expand internationally Powered by the Waldencast Platform + Add more 4 Capture opportunities in the device market 5 Build an accessible consumer proposition Continue the strong growth of our OBAGI Medical ® business and pursue opportunities that further enhance our brand 46

The next frontier: introducing an additional OBAGI tool for the physicians to deliver transformative solutions for increased patient satisfaction 47

Maximize patient throughput while maintaining long - lasting results 1 Grow base of clinics + retail sale of products Grow number of patients Build loyalty and frequency of visit 73% of practices would recommend that other aesthetic practices offer OBAGI SKINTRISIQ TM treatment 3 70 Pilot clinics as of 2021 48 Our device - first step to complementing and growing our existing product line 1 The top responses from patients describing their skin, both immediately and for up to 2 days after their Skintrinsiq Œ treatment. 2 OBAGI management estimates. 3 Company survey as of November 2021, n=15. 4 Company survey as of May 2021, n=97. “Firm” “Moisturized” “Clean” “Smooth” 30 mins 2 Treatment time in as little as “All of our clients love it. We have been able to utilize a variety of OBAGI products with the SKINTRISIQ TM treatment protocols. The clarifying treatments have been nothing short of amazing. We love the machine and continue to find new ways to use it in our practice. Stephanie Pippin, RN Before After 80% of patients are either likely or extremely likely to recommend OBAGI SKINTRISIQ TM treatment to a friend or colleague 4

49 And for consumers, we want to make our products more digitally - accessible with our partners and own DTC platform + Stronger functionalities What we plan to do Expand our winning business model further + Capitalize on offline synergies + Acquire and build loyalty with new consumers What we have Emerging eCommerce platform Launched in Q3 2021 Amplified via network of physician microsites

1. OBAGI Nu - Derm® Toner +40% revenue (over previous period) 1 2. SOMD IDR +35% revenue (over previous period) 1 What we have Cult celebrity + Amplify 3 rd party credentialling directly to consumers 50 And make consumers more aware of the potency of our formulation by stepping up our consumer messaging What we plan to do Amplify our awareness and endorsements + Build a consumer pull model (to the practice and/or online) + Strengthen our digital footprint with strategic SEO + Building greater awareness through social channels 1 Data represents change between 2/17/2022 – 3/31/2022 and 1/5/2022 – 2/16/2022; 2 Company survey as of March 2022, n=95. 96% of 700 respondents want OBAGI to share which celebrities love their products 2

Build a new consumer proposition to answer the needs of consumers currently not within our audience and channels 2 Clinical category is booming in the US and now represent 34% of US skin care sales 1 Clinical testing is one of the top 2 most important purchase drivers in skin care 3 Growth fuelled by consumer interest with 55% of skin care social conversation on clinical and still growing +3% 4 OBAGI social conversations are growing ahead of the category at +8% 51 Coming soon… Source: Independent industry report based on data from 1/1/2021 – 12/31/2021.

Grow our core 1 Expand physician penetration 2 Expand breadth & depth of portfolio 3 Expand internationally Powered by the Waldencast Platform + Continue the strong growth of our OBAGI Medical ® business and pursue opportunities that further enhance our brand 52 Add more 4 Capture opportunities in the device market 5 Build an accessible consumer proposition

53 OBAGI Nu - Derm ® important safety information Important safety information for clear, blender and sunfader (contains 4% hydroquinone) CONTRAINDICATIONS: People with prior history of sensitivity or allergic reaction to this product or any of its ingredients should not use it. The safety of topical hydroquinone use during pregnancy or in children (12 years and under) has not been established. Please see Prescribing Information for Clear, Blender, and Sunfader . ( https://www.obagi.com/api/sites/default/files/2020 - 11/NuDerm - Clear - Blender - Sunfader - PI_0.pdf ) WARNINGS: Avoid contact with eyes, nose, mouth, or lips. In case of accidental contact, patient should rinse eyes, nose, mouth, or lips with water and contact physician. Sunscreen use is an essential aspect of hydroquinone therapy because even minimal sunlight exposure sustains melanocytic activity. Contains sodium metabisulfite, a sulfite that may cause allergic - type reactions including anaphylactic symptoms and life - threatening or less severe asthmatic episodes in certain susceptible people. The overall prevalence of sulfite sensitivity in the general population is unknown and probably low. Sulfite sensitivity is seen more frequently in asthmatic than in nonasthmatic people. PRECAUTIONS (ALSO SEE WARNINGS): Treatment should be limited to relatively small areas of the body at one time since some patients experience a transient skin reddening and a mild burning sensation, which does not preclude treatment. Pregnancy Category C: Animal reproduction studies have not been conducted with topical hydroquinone. It is also not known whether hydroquinone can cause fetal harm when used topically on a pregnant woman or affect reproductive capacity. It is not known to what degree, if any, topical hydroquinone is absorbed systemically. Topical hydroquinone should be used on pregnant women only when clearly indicated. Nursing Mothers: It is not known whether topical hydroquinone is absorbed or excreted in human milk. Caution is advised when topical hydroquinone is used by a nursing mother. Pediatric Usage: Safety and effectiveness in children below the age of 12 years have not been established. Use of the product should be discontinued if hypersensitivity to any of the ingredients is noted. ADVERSE REACTIONS: Side effects have been reported with the use of hydroquinone products, including but not limited to, skin rashes, swelling and ochronosis (skin discoloration). If these effects occur, use should be discontinued or adjusted. To report SUSPECTED ADVERSE REACTIONS contact FDA at fda.gov/medwatch or call 1 - 800 - FDA1088. Important safety information for Tretinoin INDICATION: Tretinoin Cream and Gels are indicated for topical application in the treatment of acne vulgaris. Important Safety Information: For Topical Use Only CONTRAINDICATIONS: Use of the product should be discontinued if hypersensitivity to any of the ingredients is noted. Please click here for full Prescribing Information ( https://www.obagi.com/api/sites/default/files/tretinoincream - pi.pdf ). Precautions: • Exposure to sunlight, including sunlamps, should be minimized during the use of Tretinoin Cream and Gel, and patients with sunburn should be advised not to use the product until fully recovered. • Patients who have considerable sun exposure due to occupation and those with inherent sensitivity to the sun should exercise particular caution. Use of sunscreen products and protective clothing over treated areas is recommended when exposure cannot be avoided. • Weather extremes, such as wind or cold, also may be irritating to patients using tretinoin. • Tretinoin Cream and Gel should be kept away from the eyes, the mouth, angles of the nose, and mucous membranes. Topical use may induce severe local erythema and peeling at the site of application. If the degree of local irritation warrants, patients should be directed to use the medication less frequently, discontinue use temporarily, or discontinue use altogether. • Tretinoin has been reported to cause severe irritation on eczematous skin and should be used with utmost caution in patients with this condition. Pregnancy: Tretinoin should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus. Adverse Reactions: The skin of certain sensitive individuals may become excessively red, edematous, blistered, or crusted. If these effects occur, treatment should be discontinued or adjusted to a level the patient can tolerate. To report SUSPECTED ADVERSE REACTIONS contact FDA at fda.gov/medwatch or call 1 - 800 - FDA - 1088.

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44.6% 54.0% 40.7% 53.7% 62.7% 58.6%

Financial Overview

Adjusted EBITDA ($mm) $44 Net sales ($mm) Gross profit ($mm) financial profile

$25 $51 $40 $47 $66 Gross profit ($mm) $63 $39 $27 $23 $16 $11 financial profile Net sales ($mm) $101

$80 $131 $87 $162 $69 $104 $71 $127 $11 $27 $16 $23 $231 $189 $63 $39 $150 $168 $119 $181 $130 $226 $314 $94 $130 $90 $168 $190 $213 $25 $51 $40 $47 $66 $256 $101 $5 $17 $39 $50 $18 $24 $7 $42 ($13) ($7) ($11) ($4) ($3) $5 $75 $17 ($5) ($5) 2018A 2019A 2020A 2021A 2022E¹ 2023E¹ Adjusted EBITDA ($mm) Net sales ($mm) Gross profit ($mm) $63 4 $50 4 combined financial profile

Transaction Overview

transaction summary Pro forma ownership 5 4 6 Pro forma enterprise value ($mm) Obagi enterprise value Milk enterprise value $382 Pro forma enterprise value Implied 2022E Adj. EBITDA multiple 3 24.7x Implied 2023E Adj. EBITDA multiple 3 16.5x

20% 24% 40% 21% 10% 10% 8% 31% 25% 19% 21% 32% PEER GROUP AVERAGE 19% 20% 24% 24% 20% 63% 15% 26% 29% 22% 28% 24% 24% 25% 20% 60% 20% 26% 30% 23% 29% 40% 12% 12% 17% 23% 58% 20% 26% 26% 24% 2021E - 2023E Revenue CAGR 2021E - 2023E Adj. EBITDA CAGR 1 BEAUTY HIGH - GROWTH CONSUMER 2022E Adj. EBITDA Margin¹ 2023E Adj. EBITDA Margin¹ Source: Historical data from company filings; projections from FactSet as of 04/22/2022 1 2022 and 2023 EBITDA reflects deduction of $5mm for public company costs Peer benchmarking ®

4.6x 3.8x 23.7x 15.8x 4.8x 5.2x 5.1x 3.5x 12.6x 5.5x 6.3x 5.8x 5.1x PEER GROUP AVERAGE 6.1x 3.9x 4.9x 4.7x 3.3x 10.0x 4.4x 5.5x 4.7x 3.9x 5.2x 24.7x 1 21.8x 20.9x 17.8x 19.9x 36.5x 24.7x 19.9x 23.1x 23.1x 16.5x 1 20.2x 19.0x 16.1x 16.6x 22.1x 21.0x 16.0x 17.2x 18.5x 2022E FV/ Revenue BEAUTY HIGH - GROWTH CONSUMER 2023E FV/ Adj. EBITDA ---- - Waldencast implied multiple at $10/share 2023E FV/ Revenue 2022E FV/ Adj. EBITDA Trading metrics for relevant peers ®

Appendix

$mm 2020 2019 Net income / (Loss) (12.9) (11.0) Interest 0.3 1.4 Taxes - - Depreciation & Amortization 1.7 2.5 Adjusted EBITDA Adjusted EBITDA reconciliation $mm Consoli - dated Carve - out Post carve - out Net income / (Loss) (9.2) (2.3) (6.8) Interest 6.3 - 6.3 Taxes (5.1) 0.0 (5.1) Depreciation & Amortization 13.4 0.4 13.1 Adjusted EBITDA Consoli - dated Carve - out Post carve - out 5.8 - 5.8 6.8 - 6.8 (1.6) - (1.6) 12.9 - 12.9 2020 2019

transaction detail Milk enterprise value $382 Net debt (cash) 2 Equity value $390 Less: promote and fees (50) Equity value to Milk owners $340 OBAGI enterprise value $858 Net debt 1 Equity value $752 Less: promote and fees (97) Equity value to OBAGI owners $655 ($mm) ($mm)